UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2010

POWER3 MEDICAL PRODUCTS, INC.
 (Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	000-24921 (Commission File Number)	65-0565144 (IRS Employer Identification No.)

3400 Research Forest Drive, Suite B2-3 The Woodlands, Texas (Address of Principal Executive Offices)	77381 (Zip Code)

Registrant’s telephone number, including area code:  (281) 466-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On May 6, 2010, Power3 Medical Products, Inc., a New York corporation (“Power3”), exercised its right to terminate the Agreement and Plan of Merger (the “Merger Agreement”), dated February 9, 2010, by and among Power3, Power3 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Power3 (“Merger Sub”), and StemTroniX, Inc., a Texas corporation (“StemTroniX”), pursuant to which Merger Sub was going to merge with and into StemTroniX, the separate corporate existence of Merger Sub was going to cease, and StemTroniX was going to continue as the surviving company and a wholly-owned subsidiary of Power3 (the “Merger”).

Under the terms and conditions of the Merger Agreement, each outstanding share of StemTroniX common stock would have been converted into the right to receive fourteen and sixth-tenths (14.60) shares of Power3’s common stock, subject to certain adjustments as provided in the Merger Agreement.

Helen R. Park is currently the chairman of the board of directors and chief executive officer of Power3 and a shareholder of Power3.  Ms. Park is also the chairman of the board of directors, president, chief financial officer and secretary of StemTroniX and a shareholder of StemTroniX.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 8 – Other Events

Item 8.01.  Other Events.

On May 7, 2010, Power3 issued a press release announcing, in part, Power3’s decision to terminate the Merger Agreement.  A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1
Agreement and Plan of Merger, dated February 9, 2010, by and among Power3, Merger Sub and StemTroniX (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on February 11, 2010)

99.2	Press Release dated May 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER3 MEDICAL PRODUCTS, INC.

Dated: May 11, 2010	/s/ Helen R. Park
Helen R. Park
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.2	Press Release dated May 7, 2010